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                                                                 Exhibit 23.4

                          CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1997 on the audited statements of revenues and certain expenses included in Charles E. Smith Residential Realty, Inc.'s previously filed Form 8-K/A dated October 3, 1997 and to all references to our Firm included in this registration statement.

ALTSCHULER, MELVOIN AND GLASSER LLP

            /s/

Chicago, Illinois
March 6, 1998